Exhibit 99.1

WASHINGTON FEDERAL, INC. 425 PIKE STREET Exhibit 99.1
SEATTLE, WA 98101-2334
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/WAFD2023SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V08980-S64823 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
WASHINGTON FEDERAL, INC.
The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain
1. To vote on a proposal to approve the issuance of shares of Washington Federal common stock to the shareholders of Luther Burbank Corporation
(“Luther Burbank”) pursuant to an agreement and plan of reorganization, dated as of November 13, 2022, by and between Washington Federal and Luther Burbank, pursuant to which Luther Burbank will merge with and into Washington Federal, with Washington Federal as the surviving institution (the “share issuance proposal”).
2. To vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the share issuance proposal.
NOTE: You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Special Meeting of Shareholders of WASHINGTON FEDERAL, INC.
May 4, 2023
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.
V08981-S64823
WASHINGTON FEDERAL, INC.
This Proxy Is Solicited On Behalf Of The Board Of Directors.
The undersigned hereby appoints Executive Vice President and Chief Financial Officer Kelli Holz and Executive Vice President and Chief Operating Officer Kim Robison, and each of them, as Proxies for the undersigned, each with the power to appoint her substitute, to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. (“Washington Federal”) held of record by the undersigned on March 23, 2023, at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/WAFD2023SM on Thursday, May 4, 2023 at 9:00 a.m. Pacific Time, or at any adjournment thereof (the “Special Meeting”).
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted FOR Proposals 1 and 2.
The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Washington Federal called for the 4th day of May 2023 and a Proxy Statement for such Special Meeting prior to the signing of this proxy.
In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.
Continued and to be signed on reverse side